UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005

Novoste Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd. Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 22, 2005, Novoste Corporation issued a press release to announce that its Board of Directors had determined that its vascular brachytherapy (VBT) business was no longer viable and, as a result, had authorized a staged, wind-down of the business. The Board determined that this decision was necessary to preserve Novoste’s cash resources and arose as a result of the continuing decline in revenue for Novoste’s VBT product. The Board continues to evaluate strategic alternatives, including liquidation and dissolution, and believes that it will be able to conclude its evaluation of alternatives within sixty days. However, it has determined that the strategic alternatives available to Novoste do not include an ongoing requirement for a field sales force focused on disposable, medical devices. Accordingly, Novoste will reduce its U.S. workforce in the first quarter by 52 employees, from 97 employees. Additionally, Novoste has notified all its employees outside of the U.S. (16) that they will be terminated in accordance with their contracts and the relevant country’s employment regulations. The reduction impacts Novoste’s Norcross, Georgia location; its European operations; its domestic sales force and affects all levels of employees, including several officers.

Novoste will record, in the first quarter of 2005, approximately $1.7 million in one-time severance related costs for the U.S. employees described above.

Novoste is also evaluating the likely impairment of those assets associated with its VBT business (net book value of $9.1 million as of December 31, 2004) and expects to reflect the results of such evaluation in its financial statements for the year ended December 31, 2004 that will be included in Novoste’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission in March 2005.

At the present time, Novoste is not disclosing an estimate of the total amount or range of amounts expected to be incurred in connection with the disposition and related activities, because Novoste is currently unable in good faith to make a determination of such an estimate. Novoste will file an amended report on Form 8-K under Item 2.05 within four business days after it makes a determination of such an estimate or range of estimates.

Additional information relating to this matter is contained in the press release, a copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1    Press Release, dated February 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVOSTE CORPORATION

By:	/s/ Daniel G. Hall
Daniel G. Hall Vice President, Secretary and General Counsel

Date: February 28, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 22, 2005.